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                         [MISSION RESOURCES LETTERHEAD]

                                                                    EXHIBIT 99.1

                             Contact:
                             Jeanne A. Buchanan
                             Vice President of Corporate Communications
                             (713) 495-3000

October 22, 2001


                   MISSION RESOURCES' ANNOUNCES EXTENSION OF
                       EXCHANGE OFFER TO OCTOBER 26, 2001

Houston, Texas - October 17, 2001 Mission Resources Corporation ("Mission") (NASDQ:MSSN) today announced that that it has extended to 5:00 p.m., New York City time, on October 26, 2001, its offer to exchange up to $225.0 million aggregate principal amount of its 10 7/8% Senior Subordinated Notes due 2007 Series C (CUSIP Number 605109 AC 1) for any and all outstanding 10 7/8% Senior Subordinated Notes due 2007 (CUSIP Number 07985 AA 6) (the "SERIES A NOTES") and 10 7/8% Senior Subordinated Notes due 2007 Series B (CUSIP Numbers 605109 AA 5 and 605109 AB 3) (the "SERIES B NOTES"). The existing Series A Notes were issued and sold in a registered transaction, and the existing Series B Notes were issued and sold in a transaction exempt from registration under Rule 144A of the Securities Act of 1933. The exchange offer was originally scheduled to expire at 5:00 p.m., New York City time, on October 3, 2001 and extended to October 17, 2001 and then subsequently extended to October 22, 2001.

     As of 9:00 a.m., New York City time, today, an aggregate of $224,659,000.00 Series A Notes and Series B Notes have been tendered for exchange.

     The existing Series B Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

     Mission Resources is an independent oil and gas exploration and production company headquartered in Houston, with oil and gas properties located in three core areas: the onshore Gulf Coast, the Gulf of Mexico and the Permian Basin. Mission's common stock is quoted on the NASDAQ Market under the trading symbol "MSSN."